Press Release	Certegy Inc. 11720 Amber Park Drive Suite 600 Alpharetta, Georgia 30004

Date: May 13, 2004	Phone: 678-867-8000 Fax: 678-867-8100

Contact: Mary Waggoner Certegy Inc. VP – Investor and Public Relations 678-867-8004

FOR IMMEDIATE RELEASE

Certegy Board of Directors Approves Share Repurchase Authority

and Declares Quarterly Dividend

Alpharetta, GA, May 13, 2004 –The Board of Directors of Certegy Inc. (NYSE: CEY) today approved $100 million in share repurchase authority. This approval follows the share repurchase program established in August of 2003, which has been substantially completed. As of April 30, 2004, the Company had approximately 63.6 million shares of common stock outstanding.

Certegy’s Board of Directors also declared a quarterly divided of $0.05 per common share, payable July 15, 2004, to shareholders of record as of July 1, 2004.

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About Certegy Inc.

Certegy (NYSE:CEY) provides credit and debit processing, check risk management and check cashing services, merchant processing and e-banking services to over 6,500 financial institutions, 117,000 retailers and 100 million consumers worldwide. Headquartered in Alpharetta, Georgia, Certegy maintains a strong global presence with operations in the United States, United Kingdom, Ireland, France, Chile, Brazil, Australia and New Zealand. As a leading payment services provider, Certegy offers a comprehensive range of transaction processing services, check risk management solutions and integrated customer support programs that facilitate the exchange of business and consumer payments. Certegy generated over $1.0 billion in revenue in 2003. For more information on Certegy, please visit www.certegy.com.

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Forward Looking Statement

The statements in this release may include forward-looking statements that are based on current expectations, assumptions, estimates, and projections about Certegy and our industry. They are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Certegy’s control, that may cause actual results to differ significantly from what is expressed in those statements. Factors that could, either individually or in the aggregate, affect our performance are described in detail in the section entitled “Certain Factors Affecting Forward-Looking Statements” in our 2003 Annual Report on Form 10-K filed on February 17, 2004, with the SEC.